Exhibit 99.1

GTY Technology Holdings Announces Strong Second Quarter Financial Results

Annual recurring revenue of $46.2 million, up 24% year-over-year

Total second quarter revenue of $14.3 million, up 28% year-over-year

(Boston, MA, August 5, 2021) – GTY Technology Holdings Inc. (Nasdaq: GTYH) (“GTY”), a leading vertical SaaS/Cloud solution provider for the public sector, today announced financial results for the second quarter ended June 30, 2021.

“GTY reported another strong quarter, with Q2 exceeding expectations across all key operating metrics. Our ARR growth remained solid at 24% year-over-year and revenue growth accelerated to 28% year-over-year,” said TJ Parass, CEO of GTY. “We continue to have strong momentum across all of our business units driven by the need for public sector organizations to modernize and transform their operations. As we enter the second half of the year we are starting to feel the tailwinds supporting our growth and look forward to increasing our investments to meet the needs of our customers.”

Second Quarter 2021 Financial Highlights

●	Revenue: Total GAAP revenue for the second quarter of 2021 was $14.3 million, up 28% compared to $11.2 million in the second quarter of 2020. Total non-GAAP revenue for the first quarter of 2021 was $14.4 million, up 28% compared to $11.3 million in the second quarter of 2020.
●	Gross Profit: Gross profit for the second quarter of 2021 was $9.1 million, compared to $6.8 million for the second quarter of 2020. Gross margin for the second quarter of 2021 was 64%, compared to 61% for the second quarter of 2020. Non-GAAP gross profit for the second quarter of 2021 was $9.6 million, compared to $7.0 million for the second quarter of 2020. Non-GAAP gross margin was 66% for the second quarter of 2021, compared to 62% for the second quarter of 2020.
●	Operating (Loss): Operating loss for the second quarter of 2021 was $(7.9) million, compared to an operating loss of $(7.8) million in the second quarter of 2020. Non-GAAP operating loss for the second quarter of 2021 was $(1.1) million, compared to an operating loss of $(2.8) million in the second quarter of 2020.
●	Net (Loss): Net loss for the second quarter of 2021 was $(5.5) million, or $(0.10) per share, based on 57.5 million weighted average shares outstanding. During the second quarter of 2020, net loss was $(3.9) million, or $(0.07) per share, based on 53.5 million weighted average shares outstanding.

Definitions and reconciliations of all non-GAAP financial measures and additional information regarding operating measures are included below in the section titled “Use of Non-GAAP Financial Measures” and in the accompanying tables. All comparisons in this press release are year over year unless otherwise provided.

Second Quarter 2020 Highlights and Key Metrics

●	In July, we announced the general availability of the next major release of our flagship budgeting solution, Questica Budget. Questica Budget was developed to reduce friction and foster a more collaborative experience throughout the public-sector budgeting process and this new release includes major enhancements to our collaboration tools and overall user experience.
●	Added 86 new customers in the quarter ended June 30, 2021.
●	The number of customers was 1,837 as of June 30, 2021, an increase of 11% from 1,648 as of June 30, 2020.

Additional information regarding our new customers, total customers and Annual Recurring Revenue and how each are calculated are included below.

Financial Outlook

As of August 5, 2021, GTY is providing guidance for its second quarter and full year 2021 as follows:

●	Third Quarter 2021 Guidance: Total Non-GAAP revenue is expected to be in the range of $15.0 million to $15.5 million or approximately 20% year-over-year growth.
●	Full Year 2021 Guidance: Total Non-GAAP revenue is expected to be in the range of $59.0 million to $60.5 million or approximately 22% year- over-year growth.

Conference Call and Webcast

GTY will hold its quarterly earnings call on August 5, 2021 at 4:30 p.m. ET. Conference call details for participation on the call are listed below. A transcript will also be posted to the Investor Relations section of our website at www.gtytechnology.com.

Investors and participants can register for the call in advance by registering here using conference ID 7597626. After registering, instructions will be shared on how to join the call. The call will also be available via live webcast here. The archived webcast will be available shortly after the call on the company website, www.gtytechnology.com.

About GTY Technology Holdings Inc.

GTY Technology Holdings Inc. (NASDAQ: GTYH) (“GTY”) brings leading public sector technology companies together to achieve a new standard in stakeholder engagement and resource management. Through its six business units, GTY offers an intuitive cloud-based suite of solutions for state and local governments, education institutions, and healthcare organizations spanning functions in procurement, payments, grant management, budgeting, and permitting: Bonfire provides strategic sourcing and procurement software to enable confident and compliant spending decisions; CityBase provides government payment solutions to connect constituents with utilities and government agencies; eCivis offers a grant management system to maximize grant revenues and track performance; Open Counter provides user-friendly software to guide applicants through complex permitting and licensing procedures; Questica offers budget preparation and management software to deliver on financial and non-financial strategic objectives; Sherpa provides public-sector budgeting software and consulting services.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The company’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic, or other public health crises, on our operations, our customers and the economy; (2) the risk that the ongoing integration of the businesses acquired in our business combination disrupts current plans and operations; (3) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (4) our failure to generate sufficient cash flow from our business to make payments on our debt; (5) changes in applicable laws or regulations; (6) the possibility that the company may be adversely affected by other economic, business or competitive factors; and (7) other risks and uncertainties included in our Annual Report on Form 10-K for the year ended December 31, 2020 and our subsequent filings with the Securities and Exchange Commission. We caution you that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared in accordance with U.S. generally accepted accounting principles, or GAAP, GTY has provided in this release certain financial measures that have not been prepared in accordance with GAAP defined as “non-GAAP financial measures,” which include (i) non-GAAP revenues, (ii) non-GAAP gross profit and non-GAAP gross margin, (iii) and non-GAAP loss from operations.

GTY’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating GTY’s ongoing operational performance and trends. However, it is important to note that particular items GTY excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP financial measures has been provided in the tables included as part of this press release.

Non-GAAP Revenues. Non-GAAP revenues are defined as GAAP revenues adjusted for the impact of purchase accounting resulting from its business combination which reduced its acquired contract liabilities to fair value. The company believes that presenting non-GAAP revenues is useful to investors as it eliminates the impact of the purchase accounting adjustments to revenues to allow for a direct comparison between periods.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. Non-GAAP gross profit is defined as GAAP gross profit adjusted for the impact of purchase accounting resulting its business combination and share-based compensation. Non-GAAP gross margin is defined as non-GAAP gross profit divided by non-GAAP revenues. The company believes that presenting non-GAAP gross profit and margin is useful to investors as it eliminates the impact of the purchase accounting adjustments to allow for a direct comparison between periods.

Non-GAAP Loss From Operations. Non-GAAP loss from operations is defined as GAAP loss from operations adjusted for the impact of purchase accounting to revenues resulting from its business combination, the amortization of acquired intangible assets, share-based compensation, acquisition related costs, goodwill impairment expense, restructuring expenses and the change in fair value of contingent consideration. The company believes that presenting non-GAAP loss from operations is useful to investors as it eliminates the impact of certain non-cash and acquisition related expenses to allow a direct comparison of loss from operations between periods.

Operating Metrics

We define the number of customers as the number of accounts with a unique account identifier for which we have an active contract in the period indicated. New customers have signed a new contract with a GTY entity in the period.

We define ARR as the annualized revenue run-rate of subscription, maintenance or transaction-based agreements from all customers at a point in time. For transaction based CityBase contracts we use the following calculation: For large projects (>$10K per month) with 12 months or more of history we use the trailing 12 months of history. For large projects with less than 12 months, we calculate an annualized value based on history available. For small projects (<$10K per month) we annualize the most recent month’s activity.

Exhibit 1

GTY Technology Holdings Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenues	$14,317	$11,164	$27,576	$22,440
Cost of revenues	5,216	4,394	9,958	8,921
Gross Profit	9,101	6,770	17,618	13,519

Operating expenses
Sales and marketing (1)	3,507	3,667	7,269	8,521
General and administrative (1)	5,588	4,491	10,781	11,940
Research and development (1)	3,033	2,573	6,018	6,371
Amortization of intangible assets	3,644	3,642	7,243	7,315
Restructuring charges	—	198	—	3,664
Change in fair value of contingent consideration	1,250	—	2,364	29
Total operating expenses	17,022	14,571	33,675	37,840
Loss from operations	(7,921)	(7,801)	(16,057)	(24,321)

Other income (expense)
Interest income (expense), net	(853)	(436)	(1,712)	(672)
Loss from repurchase/issuance of shares	—	666	(5,333)	(1,390)
Change in fair value of warrant liability	471	3,860	(3,567)	2,297
Gain on extinguishment of debt	2,971	—	3,210	—
Other income (loss), net	(28)	634	(99)	1,133
Total other income (expense), net	2,561	4,724	(7,501)	1,368

Loss before income taxes	(5,360)	(3,077)	(23,558)	(22,953)
Benefit from (provision for) income taxes	(109)	(837)	61	1,684
Net loss	$(5,469)	$(3,914)	$(23,497)	$(21,269)

Net loss per share, basic and diluted	$(0.10)	$(0.07)	$(0.41)	$(0.40)
Weighted average common shares outstanding, basic and diluted	57,497	53,481	56,667	53,028

Net loss	$(5,469)	$(3,914)	$(23,497)	$(21,269)
Other comprehensive loss:
Foreign currency translation gain (loss)	(924)	(953)	(669)	1,096
Total other comprehensive income (loss)	(924)	(953)	(669)	1,096
Comprehensive loss	$(6,393)	$(4,867)	$(24,166)	$(20,173)

(1) Amounts include share-based compensation expense as follows:
Cost of revenues	$363	$132	$655	$350
Sales and Marketing	82	362	441	1,133
General and administrative	1,148	395	2,094	2,446
Research and development	275	130	501	385
Total share-based compensation expense	$1,868	$1,019	$3,691	$4,314

Exhibit 2

Reconciliations of non-GAAP Financial Measures

(in thousands)

(unaudited)

Non-GAAP Reconciliation	Three Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020
Revenues	$14,317	$13,259	$11,164
Purchase accounting adjustment to revenue	104	122	146
Non-GAAP Revenues	$14,421	$13,381	$11,310

Gross Profit	$9,101	$8,517	$6,770
Purchase accounting adjustment to revenue	104	122	146
Share-based compensation	$363	$292	132
Non-GAAP Gross Profit	$9,568	$8,931	$7,048

Gross Margin	64%	64%	61%
Non-GAAP Gross Margin	66%	67%	62%

Loss from operations	$(7,921)	$(8,136)	$(7,801)
Purchase accounting adjustment to revenue	104	122	146
Amortization of intangibles	3,644	3,599	3,642
Share-based compensation	1,868	1,823	1,019
Restructuring charges	—	—	198
Change in fair value of contingent consideration	1,250	1,114	—
Non-GAAP Loss from operations	$(1,055)	$(1,478)	$(2,796)

	Six Months Ended
	June 30, 2021	June 30, 2020
Revenues	$27,576	$22,440
Purchase accounting adjustment to revenue	226	461
Non-GAAP Revenues	$27,802	$22,901

Gross Profit	$17,618	$13,519
Purchase accounting adjustment to revenue	226	461
Share-based compensation	655	350
Non-GAAP Gross Profit	$18,499	$14,330

Gross Margin - Successor Period	64%	60%
Non-GAAP Gross Margin	67%	63%

Loss from operations	(16,057)	(24,321)
Purchase accounting adjustment to revenue	226	461
Amortization of intangibles	7,243	7,315
Share-based compensation	3,691	4,314
Restructuring charges	—	3,664
Change in fair value of contingent consideration	2,364	29
Non-GAAP Loss from operations	$(2,533)	$(8,538)

Exhibit 3

GTY Technology Holdings Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$15,359	$22,800
Accounts receivable, net	12,045	9,994
Prepaid expenses and other current assets	4,228	2,583
Total current assets	31,632	35,377

Property and equipment, net	3,471	3,891
Intangible assets, net	93,864	101,107
Goodwill	284,635	284,635
Other assets	7,403	7,437
Total assets	$421,005	$432,447

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$5,285	$6,366
Deferred revenue - current portion	24,656	22,304
Contingent consideration - current portion	729	743
Other current liabilities	1,657	1,897
Total current liabilities	32,327	31,310

Deferred revenue - less current portion	2,158	1,602
Warrant liability	6,607	3,040
Deferred tax liability	17,871	17,494
Contingent consideration - less current portion	44,880	42,530
Term loan, net	24,021	26,632
Other long-term liabilities	2,770	3,074
Total liabilities	130,634	125,682

Commitments and contingencies

Shareholders’ equity:
Common stock	6	6
Exchangeable shares	50,637	54,224
Additional paid in capital	394,950	380,881
Accumulated other comprehensive income	(663)	6
Treasury stock	(8,343)	(5,633)
Accumulated deficit	(146,216)	(122,719)
Total shareholders’ equity	290,371	306,765
Total liabilities and shareholders’ equity	$421,005	$432,447

Exhibit 4

GTY Technology Holdings Inc.

Condensed Statement of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended	Six Months Ended
	June 30, 2021	June 30, 2020
Cash flows from operating activities:
Net loss	$(23,497)	$(21,269)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation of property and equipment	508	213
Amortization of intangible assets	7,243	7,315
Amortization of right of use assets	582	719
Share-based compensation	3,691	4,314
Deferred income tax benefit	(61)	(1,684)
Loss on issuance/repuchase of shares	5,333	1,390
Change in fair value of warrant liability	3,567	(2,297)
Change in fair value of contingent consideration	2,364	29
Gain on extinguishment of debt	(3,210)	—
Amortization of deferred debt issuance costs	338	213
Other	288	65
Changes in operating assets and liabilities:
Accounts receivable	(1,974)	(1,886)
Prepaid expenses and other assets	(1,911)	(1,220)
Accounts payable and accrued liabilities	(1,070)	(1,571)
Deferred revenue and other liabilities	2,603	2,099
Operating lease liabilities	(578)	(741)
Net cash (used in) provided by operating activities	(5,784)	(14,311)

Cash flows from investing activities:
Capital expenditures	(105)	(2,253)
Net cash (used in) provided by operating activities	(105)	(2,253)

Cash flows from financing activities:
Proceeds from borrowings, net of issuance costs	—	14,543
Contingent consideration payments	(28)	(27)
Common stock repurchases	(8,043)	—
Proceeds from issuance of common stock, net of costs	6,790	—
Other	(281)	(243)
Net cash provided by (used in) financing activities	(1,562)	14,273

Effect of foreign currency on cash	10	(93)

Net change in cash and cash equivalents	(7,441)	(2,384)
Cash and cash equivalents, beginning of period	22,800	8,374
Cash and cash equivalents, end of period	15,359	5,990

Company Contacts:

Investor Relations

ir@gtytechnology.com

(702) 945-2898